UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2012

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant’s telephone number including area code	IRS Employer Identification Number

333-173712	BWAY Parent Company, Inc. Delaware 8607 Roberts Drive, Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	27-1902348

333-172764-01	BWAY Intermediate Company, Inc. Delaware 8607 Roberts Drive, Suite 250 Atlanta, Georgia 30350-2237 770-645-4800	27-2594571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 30, 2012, BWAY Corporation, a Delaware corporation (“Buyer”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with LINPAC Finance Limited, a private limited company organized under the laws of England and Wales (“Seller”), and LINPAC Group Limited, a private limited company organized under the laws of England and Wales (“Seller Parent” and together with Seller, “LINPAC”), providing for the acquisition (the “Transaction”) by Buyer of certain subsidiaries of LINPAC that comprise its Ropak Packaging division (the “Business”).

The purchase price is approximately $265 million, subject to customary adjustments for working capital, cash, indebtedness (including certain intercompany amounts outstanding between the Business and LINPAC) and transaction expenses. Consummation of the Transaction is subject to customary closing conditions, including without limitation (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and (ii) that there shall be no effective law or order to the effect that the Transaction may not be consummated, and that no action shall be pending or threatened or have been commenced by any governmental entity for the purpose of obtaining any such order or which otherwise seeks to restrain, make illegal or prohibit the consummation of the Transaction. Consummation of the Transaction is also subject to consent (the “Holdings Consent”) of the lenders and shareholders of LINPAC Senior Holdings Limited (“LINPAC Holdings”), the ultimate LINPAC parent entity. The directors of LINPAC Holdings have already approved the Purchase Agreement and the transactions contemplated thereby, including the Transaction, and recommended that the lenders and shareholders of LINPAC Holdings deliver the Holdings Consent.

In addition, the Purchase Agreement provides that the closing of the Transaction shall occur on (i) the third business day following the later to occur of (A) the satisfaction or waiver of the closing conditions and (B) the earlier of (1) the final day of the Marketing Period (as defined below) and (2) the date on which Buyer delivers written notice to Seller waiving this subclause (B), or (ii) such other date as the parties to the Purchase Agreement shall agree to in writing. “Marketing Period” is defined in the Purchase Agreement, subject to the terms and conditions therein, to be the first 20 consecutive business days (as defined in the Purchase Agreement) throughout which (i) Buyer has received certain specified information to be used in connection with the financing and (ii) all mutual conditions to the obligations of Seller and Buyer to consummate the Transaction, and all such obligations of Buyer, have been satisfied and nothing shall have occurred and no condition shall exist that would cause, or would reasonably be expected to cause, any of such conditions to fail to be satisfied assuming the closing were to be scheduled at any time during such 20-business day period.

The parties are working to complete the Transaction promptly, but there can be no assurance that the Transaction will occur within the expected timeframe or at all. If the Transaction is not consummated by May 31, 2013, subject to certain exceptions as provided in the Purchase Agreement, Buyer and Seller each have the right, subject to the terms and conditions of the Purchase Agreement, to terminate the Purchase Agreement.

The Purchase Agreement provides that Buyer will be required to pay Seller a reverse termination fee of $12.5 million if the Purchase Agreement is terminated by Seller or Buyer under specified circumstances. The Purchase Agreement also provides that Seller will be required to pay Buyer a fee of $1.325 million if the Holdings Consent has not been obtained within 16 business days (as defined in the Purchase Agreement) and Buyer exercises its right to terminate the Purchase Agreement on account of the failure to obtain the Holdings Consent. If, within 9 months of Buyer’s termination of the Purchase Agreement for failure to obtain the Holdings Consent, LINPAC or any of its affiliates enters into any alternative transaction with respect to the sale of all or a portion of the Business (or enters into any definitive agreement with respect thereto which is ultimately consummated), Seller will be required to pay Buyer an additional $11.175 million. In addition, the Purchase Agreement provides that Buyer will be required to pay Seller an antitrust termination fee of $1.325 million if the Purchase Agreement is terminated by Seller or Buyer under specified circumstances related to the HSR Act.

An affiliate of Buyer has received debt financing commitments from Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman Sachs Bank USA to provide debt financing for the Transaction, subject to a number of conditions which we believe are customary for financings of this type or are otherwise similar to certain conditions in the Purchase Agreement.

Seller has made various representations, warranties and covenants in the Purchase Agreement, including covenants regarding the conduct of the business of the Business prior to the consummation of the Transaction. Seller and the Business are restricted from taking certain specified actions prior to the closing of the Transaction without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), including, without limitation, incurring any third party debt. Furthermore, Seller has agreed that until the earlier of closing and the termination of the Purchase Agreement in accordance with its terms, it shall not directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than Buyer and its affiliates and representatives), concerning any merger, sale of substantial assets, sale of shares of capital stock, equity interests or similar transactions involving the Business or a substantial portion of the assets of the Business, or enter into any agreement with respect thereto.

FORWARD-LOOKING STATEMENTS

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning the proposed Transaction, including descriptions of the debt financing transactions contemplated by the Purchase Agreement. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this filing, you should understand that these statements are not guarantees of performance or results, including the consummation of the proposed Transaction. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements, including uncertainties associated with the proposed sale of the Business to Buyer, the anticipated timing of filings and approvals relating to the requirements under the Merger Agreement, the expected timing of completion of such requirements, the ability of third parties to fulfill their obligations relating to such requirements and the ability of the parties to satisfy the closing conditions set forth in the Purchase Agreement. Please refer to our filings with the SEC for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01.	Other Events

On December 3, 2012, the Buyer issued a press release announcing entry into the Purchase Agreement. A copy of the press release issued is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press release dated December 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants set forth below have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 6, 2012

BWAY PARENT COMPANY, INC.

By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

BWAY INTERMEDIATE COMPANY, INC.

By:	/s/ Michael B. Clauer
Michael B. Clauer Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 3, 2012.